Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

(1)	Form S-3 (No. 333-201274) of NN, Inc.,

(2)	Form S-8 (No. 333-174519, No. 333-130395, No. 333-69588, and No. 333-50934) of NN, Inc.;

of our report dated December 30, 2015, with respect to the consolidated financial statements of Precision Engineered Products Holdings, Inc. included in this Current Report on Form 8-K/A.

/s/ Ernst & Young LLP

Providence, Rhode Island

December 30, 2015